UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2012

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200 Minneapolis, Minnesota		55402-3232
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 612-758-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fair Isaac Corporation (the “Company”) has entered into Letter Agreements and Amended and Restated Management Agreements, all of which were effective as of February 6, 2012, with each of the following executive officers, all of whom are currently serving as executive officers of the Company: Michael Pung, Senior Vice President and Chief Financial Officer; Deborah Kerr, Executive Vice President and Chief Technology Officer; and Mark Scadina, Executive Vice President, General Counsel and Secretary (each an “Officer”).

The term of each of the Letter Agreements is from February 6, 2012 through December 31, 2016. Pursuant to his or her respective Letter Agreement, Mr. Pung will receive an annual base salary of $400,000, Ms. Kerr will receive an annual base salary of $500,000, and Mr. Scadina will receive an annual base salary of $400,000, which in each case is subject to upward adjustment from time to time during the term of the Letter Agreement as determined by the Compensation Committee of the Board (the “Committee”). For each full fiscal year of the Company during the term of the Letter Agreement, each of the Officers will be eligible to receive a cash incentive award payable from 0% to 100% of his or her annual base salary at the rate in effect at the end of such fiscal year, with a target equal to 50% of his or her annual base salary, pursuant to the Company’s Management Incentive Plan and the terms and conditions established by the Committee from time to time.

For each full fiscal year that he or she is employed during the term of the Letter Agreement, each Officer will be eligible for an annual equity grant based on achievement of objectives established by the Committee. Some or all of such annual equity grant may be in the form of restricted stock units, performance share units or other equity awards that have an equivalent economic value to an option award.

If an Officer’s employment is terminated by the Company without Cause or if he or she voluntary resigns for Good Reason (both as defined in the Officer’s respective Letter Agreement) prior to the expiration of the term of the Letter Agreement, such Officer will be entitled to the following severance pay and benefits pursuant to the Letter Agreement: (i) a cash payment in an amount equal to one times the sum of (A) his or her annual base salary in effect on the last day of his or her employment, plus (B) the annual cash incentive payment last paid to him or her before the termination of his or her employment, such cash payment to be made in a lump sum on the 70th day following the Officer’s separation from service (subject to certain exceptions), and (ii) continuation of certain benefits pursuant to COBRA for 12 months. An Officer’s receipt of these severance pay and benefits would be conditioned on his or her execution of a release of claims against the Company, his or her compliance with the terms of any agreements in effect between him or her and the Company, his or her cooperation in the transition of his or her duties, and his or her agreement not to disparage the Company. In addition, in the event that any Officer will receive payments and benefits pursuant to the Amended and Restated Management Agreement described below, he or she will not be entitled to severance payments or benefits under the Letter Agreement.

Each of the Officers had been party to a prior management agreement with the Company that was amended and restated in its entirety as set forth in the Amended and Restated Management Agreements. The term of each of the Amended and Restated Management Agreements is from February 6, 2012 through December 31, 2016. Pursuant to the Amended and Restated Management Agreements, if an Officer’s employment is terminated by the Company without Cause or if he or she resigns for Good Reason within 60 days before or one year following a change of control Event that occurs during the Term of the Amended and Restated Management Agreement (each as defined in the Amended and Restated Management Agreement), then such Officer will be entitled to the following severance pay and benefits, subject to certain limitations specified in the Amended and Restated Management Agreement: (i) a cash payment in an amount equal to one times the sum of (A) his or her annual base salary in effect on the last day of his or her employment, plus (B) the annual cash incentive payment paid to him or her for the preceding fiscal year, such cash payment to be made in a lump sum on the 70th day following the Officer’s separation from service (subject to certain exceptions), (ii) continuation of certain insurance benefits for 12 months, and (iii) full acceleration of all of such Officer’s unvested stock options, restricted stock units and performance share units. An Officer’s receipt of these severance pay and benefits would be conditioned on his or her execution of a release of claims against the Company and a one-year nonsolicitation agreement.

The foregoing descriptions of the Letter Agreements and Amended and Restated Management Agreements are summaries only and are qualified in all respects by reference to the full text of the Letter Agreement for Mr. Pung, the Letter Agreement for Ms. Kerr, the Letter Agreement for Mr. Scadina, and the form of Amended and Restated Management Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated into this Item 5.02 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on February 7, 2012. Of the 35,855,356 shares of common stock entitled to vote, 33,512,258 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director that were standing for re-election were elected by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
A. George Battle	25,245,193	4,183,027	616,657	3,467,381
Nicholas F. Graziano	29,859,738	141,194	43,945	3,467,381
James D. Kirsner	29,252,556	787,292	5,029	3,467,381
William J. Lansing	29,881,410	158,320	5,147	3,467,381
Rahul L. Merchant	29,894,605	144,442	5,830	3,467,381
David A. Rey	29,900,356	138,748	5,773	3,467,381
Duane E. White	26,662,849	3,375,206	6,822	3,467,381

Item No. 2:	The stockholders approved the adoption of the 2012 Long-Term Incentive Plan by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
23,260,270	6,766,995	17,612	3,467,381

Item No. 3:	The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
29,060,643	956,427	27,807	3,467,381

Item No. 4:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
33,018,265	479,037	14,956

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

10.1	Letter Agreement, dated February 6, 2012, between Michael Pung and the Company

10.2	Letter Agreement, dated February 6, 2012, between Deborah Kerr and the Company

10.3	Letter Agreement, dated February 6, 2012, between Mark Scadina and the Company

10.4	Form of Amended and Restated Management Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

	By	/s/ MARK R. SCADINA
Mark R. Scadina Executive Vice President, General Counsel, and Secretary
Date: February 10, 2012

EXHIBIT INDEX

Exhibit	Description	Manner of Filing

10.1	Letter Agreement, dated February 6, 2012, between Michael Pung and the Company	Filed Electronically

10.2	Letter Agreement, dated February 6, 2012, between Deborah Kerr and the Company	Filed Electronically

10.3	Letter Agreement, dated February 6, 2012, between Mark Scadina and the Company	Filed Electronically

10.4	Form of Amended and Restated Management Agreement	Filed Electronically